Exhibit 99.1

SS Innovations Achieves Significant Milestones in 2023

-Company’s award winning SSi Mantra surgical robotic system has completed over 550 surgeries and is clinically validated to perform more than 40 different types of surgical procedures-

-Company Builds Strong Foundation for Future Growth-

FORT LAUDERDALE, FL, January 8, 2024 -- SS Innovations International, Inc. (the “Company” or “SS Innovations”) (OTC: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today provided shareholders and the investment community with a review of the significant milestones the Company achieved in 2023.

Dr. Sudhir Srivastava, Chairman of the Board and Chief Executive Officer of SS Innovations, and a pioneer in robotic cardiothoracic surgery, stated, “SS Innovations built a strong foundation in 2023 and has laid the groundwork to achieve significant milestones in the years ahead. Since we completed our merger transaction with publicly held AVRA Medical Robotics and began trading in the U.S. on the OTC Market in April 2023 under our new name, SS Innovations International, Inc. and our new trading symbol, “SSII,” our SSi Mantra robotic surgical system has been clinically validated for additional surgical procedures across multiple specialties and is now being utilized in more than 40 different types including thoracic, cardiac, pediatric, gynecologic, urologic, general surgery, and head and neck surgeries.

“In the past nine months we have achieved many milestones that included placing our first system in a Central Government Institution in India and receiving regulatory approval from the Guatemala Ministry of Health, our second approval in addition to that from CDSCO, the Indian Regulatory Body. We also recently entered into a co-development partnership agreement with Johns Hopkins University, a memorandum of understanding with Surgical Lab, Ltd., for a strategic distribution partnership for placement across 27 countries in Africa and an exclusive partnership with MIMA, a prominent distribution company based in Tbilisi, Georgia, for distribution of the SSi Mantra throughout CIS countries in Central Asia such as the Republic of Georgia, Kazakhstan, Azerbaijan, Turkmenistan and Moldova. With growing placements of our award-winning robotic surgical system, we are nearing achievement of our next surgical milestone of 1,000 cases after surpassing 550 surgical procedures just several weeks ago.”

“Looking ahead, we’re diligently working to secure regulatory approvals in the United States and Europe, which we expect to receive in the 2024 – 2025 timeframe. All of these initiatives have strengthened our foundation for future growth and our momentum is clearly building. We are excited to be progressing forward in fulfilling our mission to make robotic surgery accessible to the large global population in need of safe and affordable surgical services,” concluded Dr. Srivastava.

2023 Operational Highlights

●	In December 2023, we announced a partnership with Surgical Lab, Ltd., a pan- African medical device distributor, for distribution across the African Continent. Surgical Lab has already begun the required registration of the SSi Mantra in 27 African countries.

●	Additionally in December 2023, a milestone of 200 surgeries performed with the SSi Mantra at a single institution was achieved by the team at Rajiv Gandhi Cancer Institute and Research Centre in New Delhi, one of India’s most prestigious cancer hospitals.

●	Also in December 2023, SS Innovations received the Best Company in Robotic Surgery award by the Healthcare Planning and Infrastructure Expo Conference and Awards in New Delhi, India.

●	Also in December 2023, Dr. Sudhir Srivastava successfully performed a Totally Endoscopic Coronary Artery Bypass on a beating heart at Aster CMI Bengaluru, following the successful launch of their robotic cardiac program.

●	In November 2023, the Company marked another significant milestone by announcing the successful completion of 500 robotic surgeries across India using SSi Mantra Surgical Robotic System.

●	In October 2023, SS Innovations entered into a co-development partnership agreement with Johns Hopkins University to broaden procedural applications of medical robotics; they have also installed an SSi Mantra system at the Johns Hopkins Hospital, Minimally Invasive and Surgical Training Institute (MISTIC) in Baltimore, MD to support its progress.

●	Also in October 2023, the SSi Mantra Surgical Robotic System received approval for clinical use in Guatemala, marking the Company’s first regulatory approval in Central America.

●	In August 2023, the first international sale of the SSi Mantra was announced. In July 2023, the system was delivered to one of the premier hospitals in Dubai, United Arab Emirates, which is part of a publicly traded multinational for-profit hospital and healthcare system that operates 32 hospitals and a network of healthcare facilities in six countries, including India.

●	In July 2023, the Company announced that it has begun the process of pursuing FDA and CE regulatory approvals for the SSi Mantra surgical robotic system by retaining Elexes, a regulatory and quality compliance firm that assists its clients in securing clinical approvals for breakthrough innovations. The regulatory process is expected to be completed in the 2024 – 2025-time frame.

●	In June 2023, the first successful surgical procedure using the SSi Mantra surgical robotic system was performed at the National Institute of Tuberculosis and Respiratory Diseases (NITRD) in New Delhi, India. NITRD is the first Central Government Institution in India to purchase the SSi Mantra system, and the first Indian hospital with national status to conduct robotic surgery using the indigenous SSi Mantra surgical robotic system.

●	Also in June 2023, the SSi Mantra was used to perform complex cardiac surgery and was successfully utilized in internal mammary harvesting in two adult coronary artery bypass procedures in India. Management believe that there is a significant opportunity for the SSi Mantra to address the large unmet need for safe, timely, and affordable cardiac surgical care in India and around the world.

●	In May 2023, thoracic surgeons conducted the first-ever lung surgeries using the SSi Mantra. The surgeries, a lower left lobectomy and a pneumonectomy (complete removal of the lung), pericardial window (removal of a portion of the pericardium), and a complex thymectomy (removal of the thymus) were carried out successfully at the Narayana Hrudayalaya Health City in Bengaluru, Karnataka, India.

●	Also in May 2023, the Company’s CEO and Chairman, Dr. Sudhir Srivastava, performed a world-first robotic cardiac surgery using the SSi Mantra surgical robotic system at Continental Hospitals, Hyderabad, Telangana, India. Additionally, Dr. Srivastava, a pioneer in robotic cardiac surgery, performed two internal mammary takedowns which were utilized in bypass procedures at the Narayana Hrudayalaya Institute of Cardiac Sciences which is well-known for performing a high volume of cardiac surgeries.

●	Also in May 2023, surgeons at the Rajiv Gandhi Cancer Institute completed the center’s 100th robotic surgery, a successful radical prostatectomy, using the SSi Mantra surgical robotic system.

●	In April 2023, the SSi Mantra was utilized to successfully perform the first pediatric pyeloplasty robotic surgery on a 5-year-old boy at Hindusthan Hospital, Coimbatore, Tamil Nadu, India.

●	Also in April 2023, surgeons performed the first head and neck surgery using the SSi Mantra at Medanta the Medicity in Gurugram, Haryana. The Trans Oral Robotic Surgery (TORS) was performed to remove a cancerous mouth lesion.

●	In April 2023, the Company completed the transaction with publicly held AVRA Medical Robotics and began trading in the U.S. on the OTC Market under its new name, SS Innovations International, Inc. and new trading symbol, “SSII.”

●	In March 2023, the SSi Mantra was utilized in a Thymectomy Surgery at Continental Hospitals, Hyderabad. The robotic surgical procedure offered several advantages over traditional surgery with minimal trauma and faster recovery.

●	In February 2023, the SSi Mantra surgical robotic system was awarded the prestigious Aegis Graham Bell Award for being an Innovative Medical Device.

About SS Innovations International, Inc.

SS Innovations International, Inc. (OTC: SSII) is a developer of innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger part of the global population. SSII’s product range includes its proprietary “SSi Mantra” surgical robotic system, and “SSi Mudra”, its wide range of surgical instruments capable of supporting a variety of surgical procedures including robotic cardiac surgery. SSII’s business operations are headquartered in India and SSII has plans to expand the presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions, globally. For more information, visit SSII’s website at ssinnovations.com or LinkedIn for updates.

About SSi Mantra

Supporting advanced, affordable, and accessible robotic surgery, the SSi Mantra Surgical Robotic System provides the capabilities for multi-specialty usage including cardiothoracic, head and neck, gynecology, urology, general surgery and more. With its modular arm configuration, 3D 4K vision open-console design and superior ergonomics, the system engages with the surgeon and surgical teams to improve safety and efficiency during procedures. The SSi Mantra system has received Indian Medical Device regulatory approval (CDSCO) and is clinically validated in India in more than 40 different types of surgical procedures. The company expects to seek regulatory approvals from the US Food and Drug Administration (FDA) and CE Mark in Europe in 2024 and 2025.

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations International’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

For more information:

PCG Advisory
Stephanie Prince
sprince@pcgadvisory.com
(646) 863-6341

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